EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ARTHUR D. COLLINS, JR. and TERRANCE L. CARLSON, or either of them severally, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard H. Anderson

Richard H. Anderson	Denise M. O’Leary

/s/ Robert C. Pozen

Michael R. Bonsignore	Robert C. Pozen

/s/ William R. Brody, M.D., Ph.D.	/s/ Jean-Pierre Rosso

William R. Brody, M.D., Ph.D.	Jean-Pierre Rosso

/s/ Arthur D. Collins, Jr.	/s/ Jack W. Schuler

Arthur D. Collins, Jr.	Jack W. Schuler

/s/ Antonio M. Gotto, Jr., M.D., D.Phil.

Antonio M. Gotto, Jr., M.D., D.Phil.	Gordon M. Sprenger

/s/ Shirley Ann Jackson, Ph.D.

Shirley Ann Jackson, Ph.D.